                        SUN INTERNATIONAL HOTELS LIMITED

                            ARTICLES OF ASSOCIATION

                          PRELIMINARY AND CONSTRUCTION

1.      (1) In these Articles, except where the subject or context otherwise requires:

        "Articles"  means the articles of association of the Company on the date hereof as the same may be amended from time to time;

        the "board" means the directors or any of them acting
        as the board of directors of the Company;

        "Commonwealth" means the Commonwealth of The Bahamas;

        "The  International  Business  Companies Act" means the International  Business
        Companies Act 2000 including any  modification or re-enactment  thereof for the time being in force;

        "Company" means Sun International Hotels Limited,
        the company to which these Articles apply.

        "director" means a director of the Company;

        "dollar", or "$" means the lawful currency of the
        United States of America;

        "holder" means, in relation to any shares,  the member whose name is entered in the register of members as the holder of such shares;

        "Ordinary  Shares" means the Series A Ordinary Shares and the Series B Ordinary
        Shares and after the  Re-designation  Date, shall mean Ordinary Shares of $0.01 each of the  Company,  without  reference  to a series,  having  the rights set forth in these Articles;

        "Preference  Shares" means the  Preference  Shares of $0.01 each of the Company having the rights set forth in these Articles;

        "Re-designation  Date" means the  earliest of (i) the Series A Put  Termination
        Date,  (ii) the date on which a PO  Redemption or a PPO  Redemption  shall have been made and (iii) the date on which all Series A Ordinary  Shares  shall have been converted.

        "secretary"   means  the  secretary  of  the  Company  and  includes  a  joint, assistant,  deputy or temporary  secretary  and any other  person  appointed to perform the duties of the secretary;

        "Series A Ordinary  Shares" means the Series A Ordinary Shares of $0.01 each of the Company having the rights set forth in these Articles;

        "Series A Put" means the put option in respect of the Series A Ordinary  Shares set forth in Articles 19 and 21;

        "Series A Put  Termination  Date"  means the date when the  Company  shall have satisfied and discharged all of its obligations under Articles 19 and 21;

        "Series B Ordinary  Shares" means the Series B Ordinary Shares of $0.01 each of the Company having the rights set forth in these Articles, which after the Re-
        designation   Date,  shall  be  re-designated  as  "Ordinary   Shares"  without
        reference to a series; and

        "shares"  means shares in the Company  including  the  Ordinary  Shares and the
        Preference Shares.

        (2) The following terms are defined in the Article indicated:

                      Term                              Article
                      ----                              -------

               "Applicable Redemption Date"               22.8
               "Company Notice"                           19
               "Election"                                 22.1
               "Independent Director"                     49
               "PO Redemption"                            22.2
               "PO Redemption Notice"                     22.2
               "PO Redemption Notice Date"                22.2
               "PPO Redemption"                           22.3
               "PPO Redemption Notice"                    22.3
               "PPO Redemption Notice Date"               22.3
               "Purchase Date"                            19
               "Purchase Price"                           19
               "Put Notice"                               20
               "Restricted Transactions"                  68
               "SIIL"                                     22.3(a)
               "Special Public Offering"                  22.2
               "Supplementary Notice"                     22.4(b)
               "Supplementary Election Period"            22.4(b)
               "Tendered Shares"                          21

        (3) Save as aforesaid or as otherwise  defined  herein any words or expressions defined  in  the  International  Business  Companies  Act  (but  excluding  any modification  thereof not in force at the date of  adoption of these  Articles)
        shall,  if not  inconsistent  with the  subject or the  context,  bear the same meaning in these Articles.

        (4)  For  the  purposes  of  these  Articles,  references  to  writing  include references to any visible  substitute for writing and to anything partly in one form and partly in another form;  words  denoting the singular  number  include the plural number and vice versa;  words denoting the masculine  gender include the  feminine  gender  and  vice  versa;  and  references  to  persons  include references to bodies corporate.

3.      In addition to the registered office of the Company in the Commonwealth,  which shall be at such place as the directors  shall from time to time  appoint,  the
        Company may have an office for the  transaction of business at any other place, and meetings of the Company or of the  directors  may be held either  within or without the Commonwealth at such place as the directors may determine.

                                            SHARES

4.      The  authorized  share  capital of the Company at the date of adoption of these
        Articles is $350,000  divided into  250,000,000  Ordinary Shares of $0.001 each and 100,000,000  Preference  Shares of $0.001 each. The Ordinary Shares are, at the date of adoption  of these  Articles,  divided  into  150,000,000  Series A
        Ordinary Shares and 100,000,000  Series B Ordinary Shares having, in each case,
        the  rights  set  forth  in  these   Articles.   Upon  the  occurrence  of  the
        Re-designation  Date, Ordinary Shares shall no longer be designated Series A or
        Series  B, but shall be  "Ordinary  Shares"  without  designation.  Subject  to
        Article  68(e) and 68(h),  so long as Article 68 is in effect,  the  Preference
        Shares may be issued by the  Directors  from time to time in one or more Series having such  rights as the board may by  resolution  determine.  All the shares of the  Company  shall be in  registered  form,  shall be fully paid for at the time of issuance and shall be non-assessable.

5.      Without prejudice to any special rights previously  conferred on the holders of existing  shares in the  Company,  and subject to Article  68(e) and 68(h),  so long as Article 68 is in effect,  any  Preference  Shares in the Company may be
        issued  with  such  preferred,   deferred  or  other  special  rights  or  such
        restrictions,  whether in regard to dividend,  voting,  return of share capital or  otherwise,  as the  board may from  time to time by  resolution  determine.
        Preference  Shares may be voting nonvoting or voting only for specific purposes or in specific  circumstances;  provided,  however,  that the Company  shall be prohibited  from  issuing  any  non-voting  Preference  Shares  which  are  not entitled to elect at least one  director of the  Company in the  specific  case where an event of  default in the  payment of  dividends  has  occurred  and is continuing  with  respect to such  shares.  For purposes of Article 68, so long as it is in effect,  non-voting  Preference Shares and Preference Shares voting only to elect one or more  directors  in the case of a default  in  payment  of dividends thereon shall be deemed  non-voting  Preference Shares and all others shall be deemed voting Preference Shares.

6.      Where at any time the share  capital  is  divided  into  different  classes  or series of shares,  the rights attached to any class or series (unless otherwise provided  by the terms of issue of the shares of that class or series) may only be varied or  abrogated  with the  sanction  of a  resolution  of the board and either  (i) the  consent in  writing  of the  holders of a majority  in nominal value of the  issued  shares of the class or series or (ii) the  sanction  of a resolution  of  members  holding  shares of that  class or  series  passed at a separate general meeting of the holders of the shares of that class or series.

                                         CERTIFICATES

7.      Every  person  whose  name is entered  as a member in the  register  of members shall,  without payment,  be entitled to a certificate under the common seal of the  Company  specifying  the share or  shares  held by him,  provided  that in respect of a share or shares held jointly by several  persons the Company shall not be bound to issue more than one certificate,  and delivery of a certificate for a share to one of several joint  holders  shall be  sufficient  delivery to all.

8.      A share  certificate  defaced,  lost or destroyed may be renewed or replaced on payment of such fee, if any, as may be prescribed,  and on such terms,  if any, as to evidence and indemnity as the directors think fit.

                                      PURCHASE OF SHARES

9.      Subject to and in accordance with the provisions of the International  Business
        Companies Act and without  prejudice to any relevant special rights attached to any  class or series of  shares,  the  Company  may with the  agreement  of the holders of the relevant  shares  purchase any of its own shares of any class or series (including  redeemable  shares) at any price (whether at par or above or below par),  and any shares to be so  purchased  may be selected by the Company in any manner whatsoever.

                          TRANSFER AND TRANSMISSION OF SHARES

10.     Subject to Article 11, the  instrument  of transfer of any share in the Company shall be executed by the transferor  (or its duly  authorized  agent),  and the transferor  shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.

11.     Shares in the Company shall be  transferred  in any usual or common form. The transfer  agent for the Company or the Company's  board may determine if a form of  transfer  is  usual  or  common  in the  case of any  question  or  dispute concerning a transfer.

12.     The board may:

(a)     decline  to  register a  transfer  of shares  unless the  instrument  of transfer is accompanied by the  certificate  or  certificates  of the shares to which it relates,  and such other evidence as the board may reasonably  require to show the right of the transferor to make the transfer; and

(b)     suspend the registration of transfers during the fourteen days

13.     The executors or  administrators  of a deceased sole holder of a share shall be the only  persons  recognized  by the Company as having any title to the share.
        In the case of a share  registered  in the  names of two or more  holders,  the survivors or the executors or  administrators of the deceased survivor shall be the only persons recognized by the Company as having any title to the share.

14.     Any  person  becoming  entitled  to a share  in  consequence  of the  death  or bankruptcy of a member shall,  upon such  evidence  being  produced as may from time to time be required by the board, have the right,  either to be registered as a member in respect of the share or,  instead of being  registered  himself, to make such  transfer of the share as the  deceased or bankrupt  person  could have made;  but the  directors  shall,  in either case,  have the same right to decline  or  suspend  registration  as they  would  have  had in the  case of a transfer of the share by the  deceased or bankrupt  person  before the death or bankruptcy.

15.     A person  becoming  entitled to a share by reason of the death or bankruptcy of the holder  shall be entitled to the same  dividends  and other  advantages  to which he would be  entitled  if he were the  registered  holder  of the  share, except that he shall not,  before  being  registered  as a member in respect of the share,  be  entitled in respect of it to exercise  any right  conferred  by membership in relation to meetings of the Company.

                              SPECIAL RESTRICTION ON THE VOTING
                                OF SERIES A ORDINARY SHARES BY
                            SUN INTERNATIONAL INVESTMENTS LIMITED
                               PRIOR TO THE REDESIGNATION DATE

16.     In  the  event  that  Sun  International  Investment  Limited  or  any  of  its
        affiliates  from time to time acquires  Series A Ordinary  Shares,  then at all times prior to the Re-designation  Date, neither Sun International  Investments
        Limited nor any such  affiliate will be entitled to vote such Series A Ordinary
        Shares  for the  election  of  Independent  Directors  (and any  votes  cast in violation of this  restriction  shall not be counted) unless Sun  International
        Investments  Limited  and its  affiliates  then  own  50% or  more of the  then outstanding  Series  A  Ordinary  Shares.  In  the  event  that  prior  to  the
        Re-designation  Date Sun International  Investments  Limited and its affiliates own 50% or more of the then outstanding  Series A Ordinary  Shares,  they shall be entitled to vote such shares to elect one  Independent  Director (or, if the total  number of  Independent  Directors  is  greater  than two,  they shall be entitled  to vote such  shares  to elect  not more than 50% of the  Independent
        Directors).

                                    ALTERATION OF CAPITAL

17.     The Company may, by a resolution  of the holders of Ordinary  Shares,  increase the share  capital by such sum to be divided  into shares of such amount as the resolution shall prescribe.

18.     The Company  may, by  resolution  of the board (and the holders of the Ordinary
        Shares, if and to the extent,  required by the International Business Companies
        Act):

        (a)    consolidate  and divide its share  capital into shares of larger  amount than its existing shares;

        (b)    subdivide  its  existing  shares,  or any of them or divide the whole or any part of its share  capital  into  shares of smaller  amount  than is fixed by the Articles; or

        (c)    reduce  its share  capital  in any  manner  and with and  subject to any incident authorized and consent required by law.

                            CONVERSION OF SERIES A ORDINARY SHARE

18.1    Subject to and upon  compliance  with the provisions of Articles 18.2 and 18.3, the  holder of any  Series A Ordinary  Shares  shall  have the  right,  at such holder's option, at any time prior to the  Re-designation  Date to convert such
        Series A Ordinary Shares into the same number of Series B Ordinary Shares.

18.2    In order to  exercise  the  conversion  privilege,  the  holder of any Series A
        Ordinary Shares to be converted  shall  surrender the certificate  representing such  shares at the office of the  Company's  transfer  agent in the Borough of
        Manhattan,  City of New York,  with a written  notice of  election  to  convert attached  to such  certificate  and signed by the  registered  holder  thereof.
        Unless the Series B Ordinary  Shares issuable on conversion are to be issued in the  same  name as the  name  in  which  such  Series  A  Ordinary  Shares  are registered,  all shares  surrendered  for  conversion  shall be  accompanied by instruments  of  transfer  duly  executed  by the  registered  holder  or  such holder's duly authorized  attorney and an amount sufficient to pay any transfer or similar tax.

18.3    As promptly as  practicable  after the  surrender  of the  certificates  of the
        Series A Ordinary  Shares as aforesaid,  the Company shall issue and deliver to such holder,  or on such holder's  written order, a certificate or certificates for an equal  number of Series B  Ordinary  Shares.  Each  conversion  shall be deemed to have been effected  immediately prior to the close of business on the date on which the  certificates  for the  Series A Ordinary  Shares  shall have been surrendered and such notice is received by the Company,  and the person or persons in whose name or names any  certificate  or  certificates  for Series B
        Ordinary Shares shall be issuable upon such conversion  shall be deemed to have become the holder or  holders  of record of the shares  represented  thereby at such time on such date. All Series B Ordinary Shares  delivered upon conversion of Series A Ordinary  Shares will upon  delivery  be duly and  validly  issued, fully paid and  non-assessable,  free of all liens and  charges and not subject to any preemptive rights.
                                         SERIES A PUT

19.     Subject to the proviso in the first sentence of Article 21 hereof,  not earlier than one hundred  but not later than ninety days prior to May 3, 1999,  or such later date as may be required  by the proviso in the first  sentence of Article
        21 hereof (the  "Purchase  Date") the Company  shall give  written  notice (the
        "Company  Notice")  to the  holders of the Series A  Ordinary  Shares  (and for information  to the holder of the Series B Ordinary  Shares)  that the Series A
        Put is then  exercisable  in accordance  with the  provisions of these Articles and stating the Purchase  Price (as defined  below)  payable on exercise of the
        Series A Put. The Company  Notice shall  constitute  an offer by the Company to purchase on the Purchase Date all or any  outstanding  Series A Ordinary Shares properly  tendered to it, for a  consideration  per Series A Ordinary  Share of
        $35,  adjusted so as to avoid any  reduction  in the rights or interests of the holders of such Series A Ordinary  Shares as a result of any  consolidation  or division  of the  Series A  Ordinary  Shares  pursuant  to  Article 18 or other similar  alteration to the Series A Ordinary  Shares after the date of adoption of these Articles (as so adjusted from time to time, the "Purchase Price").

20.     Each holder of Series A Ordinary  Shares may,  but shall not be  obligated  to, accept the offer contained in the Company  Notice,  by tendering to the Company not  later  than two  business  days  prior to the  Purchase  Date a notice  in writing  (the "Put  Notice")  signed by the  holder  of the  Series A  Ordinary
        Shares  indicating  the number of Series A Ordinary  Shares in respect of which it is  exercising  the Series A Put  (which  may be all or any  portion of such holder's  shares)  together  with  the  certificates  relating  thereto.  A Put
        Notice may be  withdrawn  (in whole or in part) by  delivery  to the Company of written  notice to that  effect  signed by the  holder of the Series A Ordinary
        Shares the subject of the Put Notice not later than two business  days prior to the Purchase Date.

21.     The  Purchase  Price in respect  of Series A  Ordinary  Shares  properly tendered  in  accordance  with  Article  20 and not  withdrawn  (the  "Tendered
        Shares")  shall be paid to the holders  thereof by the Company on or before the
        Purchase  Date  provided  that the Company  shall have no  liability  under the
        Series A Put to make any payment to the extent that such  payment  could not be made in  compliance  with the  International  Business  Companies  Act,  and in particular  Section 32(2) thereof,  and in such event, this obligation shall be deferred  until  such  time  as it may be  satisfied  in  accordance  with  the
        International  Business  Companies  Act.  Tendered  Shares so  purchased  shall immediately be cancelled.  The Company may discharge its obligations in full to the holders of Series A Ordinary  Shares by depositing  with a reputable  bank, trust company or other financial institution having minimum capital and surplus of at least  $100,000,000,  as agent for the  holders  of the Series A Ordinary
        Shares  (the  "Distribution  Agent")  an amount in cash  sufficient  to pay the
        Purchase  Price for the Series A Ordinary  Shares so properly  tendered and not withdrawn  and by  instructing  the  Distribution  Agent to make payment of the
        Purchase  Price  promptly  to such  holders.  In the event that the  Company is unable  to  purchase  the  Tendered  Shares on the  Purchase  Date by reason of
        Section  32(2) (or any other  provision)  of the  International  Business
        Companies Act, such unpurchased Tendered Shares may nonetheless be purchased at the Purchase  Price from holders  delivering a Put Notice by Sun  International
        Investment Limited or any of its affiliates.

22.     During the period  commencing  on the date of the Company  Notice and ending on the  Series A Put  Termination  Date the  Company  shall not issue any Series A
        Ordinary Shares.

                                OPTIONAL REDEMPTION PROVISIONS

22.1    The Series A Ordinary  Shares can be called for  redemption in whole or in part
        (but only if greater than 50% of such Series A Ordinary  Shares are so called), on a pro rata  basis,  at the option of the  Company,  after  August 3, 1995 in accordance  with the  provisions  of these  Articles.  In  connection  with any optional  redemption,  holders  of  Series  A  Ordinary  Shares  will  have the opportunity  to elect to (i) convert  their  Series A Ordinary  Shares into the same number of Series B Ordinary  Shares in accordance with Articles 18.1, 18.2 and 18.3,  (ii) be redeemed at the Applicable  Redemption  Price (as defined in
        Article  22.8) or (iii) in the case of a PO  Redemption  (as defined in Article
        22.2) only, be redeemed at the Applicable  Redemption  Price unless the pricing of the Special  Public  Offering (as defined in Article  22.2) is more than 15%
        greater than the Applicable  Redemption Price, in which case, if so elected, be converted into the same number of Series B Ordinary  Shares in accordance  with
        Articles  18.1,  18.2 and 18.3 (the  election made pursuant to clause (i), (ii)
        or (iii) being referred to as the "Election").

               OPTIONAL REDEMPTION OF SERIES A ORDINARY SHARES
                            IN CONJUNCTION WITH A PUBLIC OFFERING

22.2    If the Optional  Redemption is to be made in conjunction with a public offering of  Ordinary  Shares (a "PO  Redemption"),  then the  Company  shall  provide a notice of redemption  (the "PO Redemption  Notice"),  which shall be subject to the  conditions  of  Article  22.3,  no  earlier  than the date a  registration
        statement   relating   to  a  public   offering  to  be   underwritten   by  an
        internationally  recognized  investment bank (a "Special  Public  Offering") is first filed with the United States Securities and Exchange  Commission.  The PO
        Redemption  Notice  shall  indicate  the  range  of  prices  set  forth  in the prospectus  relating  to the  Special  Public  Offering  at  which  shares  are expected to be sold in the  Special  Public  Offering.  The holders of Series A
        Ordinary  Shares shall have 35 calendar days (the  "Election  Period") from the date the PO Redemption  Notice is duly mailed (the "PO Redemption Notice Date")
        to make the Election.  If any holder of Series A Ordinary  Shares fails to make an  Election  within  the  Election  Period,  the  Company  shall,  subject  to satisfaction  of all conditions set forth in Article 22.3,  redeem the Series A
        Ordinary Shares of such holder at the Applicable Redemption Price.

22.3    The PO Redemption  may be effected only if all of the following  conditions are satisfied within 120 days of the PO Redemption Notice Date:

        (a)    there  is a  Special  Public  Offering  of at least  2,000,000  Ordinary
               Shares to persons other than Sun International  Investments  Limited,  a
               British Virgin Islands company  ("SIIL") and/or persons  affiliated with
               SIIL;

        (b)    such Ordinary Shares are listed on a U.S. national  securities  exchange or quoted for trading on the Nasdaq National Market System; and

        (c)    the Special  Public  Offering is consummated at a price to the public of no less than $30 per share,  adjusted to accurately  and fairly  reflect the results of any  consolidation  or division of the Ordinary Shares or other similar  alteration  to the Ordinary  Shares after the date of the adoption of these Articles.

        If the above conditions are not satisfied,  then the PO Redemption shall not be effected and all  Elections  to convert into Series B Ordinary  Shares shall be null and void.

22.4    In the event the pricing of the Special Public  Offering is more than 15% below the midpoint of the range  indicated in the PO Redemption  Notice,  the Company may elect either:

        (a)    to cancel  the PO  Redemption,  in which  case the  holders  of Series A
               Ordinary  Shares shall retain  their shares and all  Elections  shall be null and void; or

        (b)    to continue the PO  Redemption,  in which case the Company  shall send a supplementary  PO  Redemption  Notice  (the  "Supplementary  Notice") to
               holders of Series A Ordinary  Shares.  No later  than 15  business  days
               (the  "Supplementary  Election Period") after the  Supplementary  Notice has been duly  mailed,  the  holders of Series A Ordinary  Shares  shall either (i)  reconfirm  their  Election or (ii) make a new  election.  If any  holder  fails  to  either  reconfirm  its  Election  or  make a new election within the  Supplementary  Election  Period,  the Company shall redeem  the Series A Ordinary  Shares of such  holder at the  Applicable
               Redemption Price  notwithstanding  any Election made during the Election
               Period.  "Business  day"  shall  mean any date  that is not a  Saturday,
               Sunday or public holiday in New York City.

22.5    Any PO  Redemption  must occur (a) no sooner  than the later of (i) the closing of the Special Public  Offering and (ii) the  termination of any  Supplementary
        Election  Period and (b) no later than the  earlier of (i) five  business  days following  the closing of the Special  Public  Offering and (ii) 125 days after mailing of the PO Redemption Notice.

                    OPTIONAL REDEMPTION OF SERIES A ORDINARY SHARES
                                AFTER A PUBLIC OFFERING

22.6    If an optional  redemption is to be made subsequent to a single public offering of at least  2,000,000  Series B  Ordinary  Shares to  persons  other than SIIL and/or persons affiliated with SIIL (a "PPO Optional Redemption"),  each of the following  conditions must be satisfied  immediately  prior to the mailing of a notice of redemption (a "PPO Redemption Notice"):

        (a)    there are at least  2,000,000  Series B Ordinary  Shares held by persons other than SIIL and/or persons affiliated with SIIL;

        (b)    the Series B Ordinary  Shares are listed on a U.S.  national  securities exchange or quoted for trading on the Nasdaq National Market System;

        (c)    average weekly  trading  volume of Series B Ordinary  Shares has been in excess  of  100,000  shares  for 10 out  of  the  12  weeks  immediately preceding the mailing of the PPO Redemption  Notice (the "PPO Redemption
               Notice Date");

        (d)    the closing  market price of Series B Ordinary  Shares has been equal to or greater than the  Applicable  Redemption  Price for any 30 out of the
               40 consecutive trading days,  including each of the last 10 trading days of such period, immediately preceding the PPO Redemption Notice Date;

        (e)    the PP0  Redemption  occurs no  sooner  than 30,  and no later  than 35, business days following the PPO Redemption Notice Date; and

        (f)    Neither  SIIL  nor  any of  its  affiliates  shall  have  purchased  any
               Ordinary  Shares  (excluding  any purchases  pursuant to Employee  Stock
               Options)  during the  periods  described  in Article  22.6(d) or 60 days prior to the commencement of such period.

22.7    If a PPO Optional  Redemption is to be made,  SIHL shall mail a PPO Redemption  Notice to all holders of Series A Ordinary  Shares.  The PPO  Redemption  Notice shall affirmatively  state that the  conditions  set forth in Article  22.6 for a PPO
        Optional  Redemption  have been met and state the date set for the PPO Optional
        Redemption.  The  holders of Series A Ordinary  Shares  shall have 35  calendar days from the date the PPO Redemption  Notice is mailed to convert their Series
        A Ordinary  Shares  pursuant to Articles 18.1,  18.2 and 18.3. If any holder of
        Series A Ordinary  Shares fails to convert its shares  within the 35 day period described in the  preceding  sentence,  the Company  shall redeem such holder's
        Series A Ordinary Shares at the Applicable  Redemption  Price on the redemption date set forth in the PPO Redemption Notice.

                                  OPTIONAL REDEMPTION PRICES

22.8    If  the  applicable  conditions  with  respect  to a  PO  Redemption  or a  PPO
        Redemption  have been met,  the  Series A  Ordinary  Shares  can be called  for redemption and the redemption  effected at the redemption  prices set below (if redeemed  during the three month period  beginning on the applicable  dates set forth below) plus any dividends  declared and due (the  "Applicable  Redemption
        Prices");  provided,  however,  such prices shall be adjusted to accurately and fairly  reflect the results of any  consolidation  or division of the  Ordinary
        Shares or  similar  alteration  of the  Ordinary  Shares  after the date of the adoption of these Articles.

                  After                     Redemption Price
                  -----                     ----------------

               August 3, 1995                      $32.00
               November 3, 1995                    $32.20
               February 3, 1996                    $32.40
               May 3, 1996                         $32.60
               August 3, 1996                      $32.80
               November 3, 1996                    $33.00
               February 3, 1997                    $33.20
               May 3, 1997                         $33.40
               August 3, 1997                      $33.60
               November 3, 1997                    $33.80
               February 3, 1998                    $34.00
               May 3, 1998                         $34.20
               August 3, 1998                      $34.40
               November 3, 1998                    $34.60
               February 3, 1999                    $34.80

                                        REDESIGNATION

23.     Immediately  following the  Re-designation  Date,  each Series B Ordinary Share and each  Series A Ordinary  Share  shall  automatically  and  without  further action be  converted  into and  re-designated  as one  Ordinary  Share  without reference to a series and the provisions of Articles 16, 18.1,  18.2,  18.3, 19 to 22, 22.1 to 22.7,  49(1),  49(2), 51 and 68 shall cease to have any force or effect.

24.     On and  following  the  Re-designation  Date each  holder of Series B  Ordinary
        Shares shall, on tendering their share  certificates in respect of their Series
        B Ordinary Shares, be entitled to receive,  without payment,  a new certificate under the common seal of the Company  representing  an equal number of Ordinary
        Shares without reference to series.

                                       GENERAL MEETINGS

25.      A general  meeting  shall be held once in every  year at such time (not  being more than  fifteen  months  after the  holding  of the last  preceding  general meeting) and at such place as may be prescribed by the board.

26.     In default of a general  meeting so held,  a general  meeting  shall be held in the  month  next  following  and may be  convened  by any  two or more  members holding  Ordinary  Shares  carrying  at  least  one-tenth  of the  votes of all members entitled to vote at general  meetings,  in the same manner as nearly as possible  as that in which  meetings  are to be  convened  by the board and any such meeting  shall be held at such place as the members  convening the meeting may designate in the notice thereof.

27.     The  above-mentioned  general meetings shall be called annual general meetings;
        all other general meetings shall be called extraordinary.

28.     The board  may,  whenever  it thinks  fit,  convene  an  extraordinary  general meeting,  and  extraordinary  general  meetings  shall also be  convened by the board on the  requisition,  in accordance with Section 59 of the  International
        Business  Companies  Act,  of  members  of the  Company  holding  not less than one-tenth  of the  paid-up  capital  of the  Company,  or, in  default,  may be convened  by  such  requisitionists,  as  provided  by  Section  59(3)  of  the
        International Business Companies Act.

                               PROCEEDINGS AT GENERAL MEETINGS

29.     (1) Thirty-days'  notice at the least (exclusive of the day on which the notice is served or deemed to be served,  but inclusive of the day for which notice is given)  specifying  the place,  the day and the hour of meeting and, in case of special  business,  the general nature of that business,  shall be given in the manner  hereinafter  mentioned,  or in such  other  manner,  if any,  as may be prescribed by the Company in general meeting,  to such persons as are under the
        Articles entitled to receive such notices from the Company.

        (2) Every notice  convening a general meeting shall include a statement  having reasonable  prominence that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote  instead  of him,  and that a proxy need not also be a member.

30.     All business  shall be deemed  special that is transacted  at an  extraordinary meeting,  as shall all business that is transacted at an ordinary  meeting with the exception of (i)  sanctioning  a dividend,  (ii) the  consideration  of the
        accounts,   balance-sheets  and  the  ordinary  report  of  the  directors  and auditors,  (iii) election of directors and other officers in the place of those retiring by rotation and (iv) the fixing of the remuneration of the auditors.

31.     No  business  shall be  transacted  by any general  meeting  unless a quorum of members is present at the time when the meeting  proceeds to business;  save as herein  otherwise  provided,  members  present in person or by proxy holding at least a majority of each series then  outstanding of Ordinary Shares shall be a quorum.

32.     Where within half an hour from the time  appointed  for the meeting a quorum is not present,  the meeting,  if convened upon the requisition of members,  shall be  dissolved;  in any other case it shall stand  adjourned  to the same day in the next week, at the same time and place and where at the adjourned  meeting a quorum  is not  present  within  half an hour from the time  appointed  for the meeting, the members present shall be a quorum.

33.     The  chairman,  if any, of the board shall preside as chairman at every general meeting of the Company.

34.     Where  there is no such chairman or at any meeting he is  not   present  within
        fifteen minutes after the time appointed for holding the meeting or at  which he is unwilling to act as chairman, the directors in office prior to such meeting who are present shall choose some one of their number to be chairman.

35.     (1) The  chairman  may,  with the consent of any  meeting (on a  class-by-class basis) at which a quorum is present (and shall if so directed by the  meeting), adjourn the meeting from time to time and from place to place,  but no business shall be  transacted  at any  adjourned  meeting  other than the business  left unfinished at the meeting from which the adjournment took place.

        (2) when a meeting is adjourned  for ten days or more,  notice of the adjourned meeting shall be given as in the case of any original meeting.

        (3) Save as  aforesaid,  it shall  not be  necessary  to give any  notice of an adjournment or of the business to be transacted at an adjourned meeting.

36.     At any general  meeting a  resolution  put to the vote of the meeting  shall be decided  on a voice  call or show of hands,  unless a poll is (before or on the declaration  of the  result  of the show of  hands)  demanded  by at least  two members present in person or by proxy holding Ordinary Shares carrying at least one-tenth of the votes of all members entitled to vote at the meeting or by the chairman and unless a poll is so demanded, a declaration by the chairman that a resolution  has,  on a voice  call or show of hands,  been  carried  or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of the  proceedings of' the Company,  shall be conclusive  evidence of the fact,  without proof of the number or  proportion of the votes  recorded in favor of or against that resolution.

37.     If a poll is duly demanded it shall be taken in such manner as the' chairman  directs, and the  result of the poll  shall be deemed to be the  resolution  of the  meeting at which the poll was demanded.

38.     The demand for a poll may,  before the poll is taken,  be withdrawn  but only with the consent  of the  chairman  and a  demand  so  withdrawn  shall  not be  taken  to have invalidated  the result of the voice  call or show of hands  taking  place  before the demand was made.

                                       VOTES OF MEMBERS

39.     Subject to the  provisions  of Article 16,  every  member shall have one vote for each
        Ordinary  Share of which he is the  holder.  Voting  rights of  Preference  Shares (if any) shall be as specified in accordance with Article 5.

40.     In the case of joint  holders  the vote of the senior who  tenders a vote,  whether in person or by  proxy,  shall be  accepted  to the  exclusion  of the votes of the other joint  holders;  and for this purpose  seniority  shall be  determined by the order in which the names stand in the register of members.

41.     A member of  unsound  mind,  or in respect of whom an order has been made by any court having  jurisdiction  with respect to persons of unsound mind, may vote,  whether on a voice  call,  show of hands or on a poll,  by his  committee  or other  person  in the nature of a committee appointed by that court.

                                           PROXIES

42.     (1) The  instrument  appointing  a proxy  shall be in  writing  under  the hand of the appointer  or his  attorney  duly  authorized  in writing  or, if the  appointer  is a corporation,  either under the common seal or under the hand of an officer or attorney so authorized.

(2)     An  instrument  appointing a proxy may be in the  following  form or in any other form which the board may approve:

               "I                           of                   being
               a member  of Sun  International  Hotels  Limited,  hereby
               appoint              of                    as my
               proxy  to vote  for me and on my  behalf  at the  general
               meeting of the Company to be held on the          day of
               and at any adjournment thereof."

                             Signed this           day of

43.     The  instrument  appointing a proxy and the power of attorney or other  authority,  if any, under which it is signed or a certified copy of that power or authority  shall be deposited at the  registered  office of the Company not less than  forty-eight  hours, before  the  holding  of the  meeting  at which  the  person  named in the  instrument proposes to vote,  or shall be delivered in person to the  secretary of the Company at such meeting or such person or persons as may be  designated  by the  secretary of the
        Company at such meeting,  and in default the  instrument of proxy shall not be treated as valid.

44.     A vote given in  accordance  with the terms of an  instrument  of proxy shall be valid notwithstanding  the previous  death or insanity of the principal or revocation of the instrument  of  proxy,  or the  authority  under  which  the  instrument  of proxy was executed,  or transfer  of the shares in respect of which the vote is given,  provided no intimation  in writing of the death,  insanity,  revocation or transfer  shall have been received at the registered  office of the Company before the meeting or adjourned meeting at which the instrument or proxy is used.

                                  CORPORATE REPRESENTATIVES

45.     Any  body  corporate  which  is a  member  of the  Company  may by  resolution  of its directors or other  governing body or by authority to be given under seal or under the hand of an officer duly  authorized  by it  authorize  such person as it thinks fit to act as its  representative at any meeting of the Company or at any separate meeting of the holders of any class or series of shares and such  authority  may be general or in respect of specific  meetings.  A person so  authorized  shall be entitled to exercise the same  power on  behalf  of the  grantor  of the  authority  as the  grantor  could exercise if it were an individual  member of the Company and the grantor shall for the purposes of these  Articles be deemed to be present in person at any such meeting if a person so authorized is present at it.

                                        CLASS MEETINGS
                                       SERIES MEETINGS

46.     All  provisions of these  Articles  relating to general  meetings of the Company shall apply  mutatis  mutandis  to every  separate  meeting  of the  holders of any class or series of shares in the capital of the Company.

                                          DIRECTORS

47.     Unless  otherwise  determined  by a  resolution  of  the  board  (and,  prior  to  the
        Re-designation  Date, such  resolution to be approved by the  Independent  Directors), the number of the directors shall be five.

48.     Subject to the  provisions of Articles 49 to 52 the  directors  shall be appointed and may be removed in accordance with the International Business Companies Act.

49.     (1) Until the occurrence of the Re-designation  Date, each of the directors  nominated by the holders of the Series A Ordinary Shares and each of their  successors from time to time (the  "Independent  Directors")  shall be  exclusively  entitled prior to each general meeting at which their appointment  terminates,  to nominate themselves or any other  person to serve as a director and if at any time during such period any vacancy exists among the  Independent  Directors the right to nominate the person to fill such vacancy  shall be  exclusively  that of the remaining  Independent  Director or, if no such director  remains in office,  the board after having  consulted  with, and to the extent permitted by applicable law following the  recommendation of, the three holders of  Series A  Ordinary  Shares  believed  in good  faith by the board to be the holders of the greatest number of Series A Ordinary Shares then outstanding.

        (2) Until the  occurrence  of the  Re-designation  Date,  the  holders of the Series B
        Ordinary  Shares shall be exclusively  entitled prior to each general meeting at which the  appointment  of any director other than an Independent  Director  terminates,  to nominate a person to serve as director in succession  to each such retiring  director, and if at any  time  during  such  period  any  vacancy  exists  among  the  directors nominated by the holders of the Series B Ordinary Shares,  such holders shall have the exclusive right to fill such vacancy.

        (3) After the  Re-designation  Date in  respect  of all the (and prior to such date in respect  of any  director  if the  persons  entitled  to  nominate  such  director  in accordance  with  Articles  49(1)  and 49(2)  fail to do so),  the board may make such nominations  as it shall,  in its  discretion,  determine.  After  the  Re-designation
        Date, if the board so determines,  holders of Ordinary  Shares may propose  candidates for nomination to the board in accordance  with such procedures and terms as the board shall in its  discretion  determine,  subject to such  procedures  being in accordance with  applicable  laws,  rules and  regulations  including rules or regulations of any stock exchange or quotation system on which the Company's shares are listed or quoted.

50.     (1) It shall be  presumed  that it is in the best  interests  of the  Company to allow directors  to  participate  in  meetings  of the  board or of  committees  thereof  by telephonic  communication as set forth in Article 65 and,  accordingly,  it shall be a term of appointment  of each director that he  irrevocably  consents to the holding of such meetings in the manner set forth in Article 65.

        (2) No person shall be eligible to serve as an Independent  Director  unless the board has determined that such person  satisfies the criteria of any applicable  requirement of any stock exchange or quotation  system on which the Company's shares are listed or quoted for the appointment of independent directors.

51.     In  exercising  their  duties  and  responsibilities  as  directors,  the  Independent
        Directors shall,  inter alia,  recognize the fact that the Series A Put is an integral part of the Company's  value,  and the preservation of the value of the rights created by the Series A Put for the  holders of the Series A Ordinary  Shares  shall be deemed to be a matter  in the  Company's  best  interests.  Actions  requiring  the  separate consent or approval of the Independent  Directors shall be deemed  authorized if given by 50% or more of the  Independent  Directors  (or  such  greater  number  as shall be required,  if  any,  by the  International  Business  Companies  Act  or by any  stock exchange  or  quotation  system on which the  Company's  shares are listed or quoted), except in the case of approvals  contemplated by Article 68(c),  which shall be deemed authorized if given by a majority of the Independent Directors.

52.     The directors of the Company  holding office as of the date these Articles are adopted shall hold  office  until the date of the annual  general  meeting to be held in 1997.
        At the annual  general  meeting  held in 1997 and at each  subsequent  annual  general meeting,  directors shall be appointed by resolution of the holders of Ordinary Shares in accordance  with these Articles  (including  provisions as to  nomination)  and any director so appointed  (and any director  appointed to fill a vacancy in the directors prior to the next annual  general  meeting)  shall hold  office  until the date of the next annual general  meeting of the Company,  or if later the date his successor shall be duly elected and qualified.

                                     EXECUTIVE DIRECTORS

53.     The  board  may  appoint  one or more of its body to be the  holder of any one or more executive  office  (except  that of  auditor)  under the Company and may enter into an agreement or  arrangement  with any director for his  employment by the Company or for the  provision  by him of any services  outside the scope of the ordinary  duties of a director.  Any such  appointment,  agreement  or  arrangement  may be made  upon  such terms,  including  terms  as  to  remuneration,  as  the  board  determines,  and  any remuneration  which is so determined  may be in addition to or in lieu of any ordinary remuneration as a director.  The board may revoke or vary any such appointment but without  prejudice  to any rights or claims  which the  person  whose  appointment  is revoked or varied may have against the Company by reason thereof.

54.     Any  appointment of a director to an executive  office shall terminate if he ceases to be a director but without  prejudice to any rights or claims which he may have against the Company by reason of the termination of such appointment.  A director appointed to an executive  office shall not ipso facto cease to be a director if his appointment to such executive office terminates.

55.     The  emoluments  of any  director  holding  executive  office for his services as such shall  be  determined  by the  board,  and  may be of any  description,  and  (without limiting the generality of the  foregoing) may include  admission to or continuance of membership of any scheme (including any share  acquisition  scheme) or fund instituted or  established  or financed or  contributed  to by the Company for the  provision  of pensions,  life assurance or other benefits for employees or their dependents,  or the payment  of a  pension  or  other  benefits  to  him  or his  dependents  on or  after retirement or death, apart from membership of any such scheme or fund.

                                POWERS AND DUTIES OF THE BOARD

56.     The  business of the Company  shall be managed by the board,  which may  exercise  all such powers of the Company as are not, by the International  Business Companies Act or
        by  these   Articles,   required  to  be  exercised  by  the  Company  in  general  or
        extraordinary   meetings  subject   nevertheless  to  these  Articles   (including  in
        particular  Articles  68 and  68.1  for so  long  as they  are in  effect)  and to the
        International Business Companies Act.
                              -

                                   PROCEEDINGS OF DIRECTORS

57.     (1) The  directors  may meet  together  for the  dispatch  of  business,  adjourn  and otherwise regulate their meetings, as they think fit.

        (2)  Subject  to  Articles  68 and 68.1 for so long as they are in  effect,  questions arising at any meeting shall be decided by a majority of votes.

(3)     A director may, and the secretary on the  requisition of a director shall, at any time summon  a  meeting  of the  directors.  Directors  shall be  given  reasonable  notice
        (which,  except  in the case of  emergencies,  shall be not less than  three  business days) of the time and place appointed for such meeting of the directors,  which notice may be waived by any or all directors at any time before or after such meeting.

58.     The quorum  necessary  for the  transaction  of the business of the  directors  may be fixed by the directors and unless so fixed shall be three.

59.     The continuing  directors may act  notwithstanding  any vacancy in their body, but, if and so long as their  number is reduced  below the number  fixed by or pursuant to the
        Articles as the necessary  quorum of directors,  the continuing  directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

60.     The  directors  may elect a chairman of their  meetings and  determine  the period for which he is to hold  office;  but if no such  chairman is elected or if at any meeting the chairman is not present  within five minutes after the time  appointed for holding the same,  the directors  present may choose one of their number to be chairman of the meeting.

61.     Subject to Articles 68 and 68.1 for as long as they are in effect,  the  directors may delegate any of their powers to  committees  consisting of such members of the Company or  members of their body as they  think fit  provided  that at least one  Independent
        Director  shall be  appointed  as a member of each  committee  unless all  Independent
        Directors  elect to decline  such  appointment;  any  committee so formed shall in the exercise of the powers so delegated  conform to any regulations that may be imposed on them by the  directors;  provided,  however,  that no committee  shall be permitted to take any action  restricted  pursuant to  Articles  68 and 68.1  hereof  other than in strict compliance with such Articles 68 and 68.1.

62.     A committee may elect a chairman of their meetings;  if no such chairman is elected or if at any meeting  the  chairman is not  present  within five  minutes  after the time appointed for holding the same, the members  present may choose one of their number to be chairman of the meeting.

63.     (1) A committee  shall meet and adjourn as  determined  by the board and  otherwise as they think proper.

        (2)  Subject  to  Articles  68 and 68.1 for so long as they are in  effect,  questions arising at any  meeting  shall be  determined  by a majority  of votes of the  members present.

64.     Subject to Articles  68 and 68.1 for so long as they are in effect,  a  resolution  in writing  signed  by a  simple  majority  of the  directors  entitled  to  vote on that resolution  at a meeting of the board or of the  members of an existing  committee  of the board with  authority  to consider  and act on the matter (not being less than the number of  directors  required  to form a quorum of the  board)  shall be as valid and effectual  as if it had been  passed at a meeting of the board or (as the case may be)
        a committee of the board duly convened and held and for this purpose a resolution  may consist of several documents to the same effect, each signed by one or more directors.

65.     A  meeting  of the board or of a  committee  of the board  may,  if all the  directors consent,  consist of a conference  between directors who are not all in one place, but of whom each is able  (directly or by  telephonic  communication)  to speak to each of the others,  and to be heard and recognized by each of the others.  A director  taking part in such a  conference  shall be deemed to be present in person at the meeting and shall be  entitled  to vote or be  counted  in a quorum  accordingly.  Such a  meeting shall be deemed to take place where the largest  group of those  participating  in the conference  is  assembled,  or, if there is no such group,  where the  chairman of the
        meeting  then  is.  The  word  "meeting"  in  these   Articles'   shall  be  construed
        accordingly.

66.     The board shall cause minutes to be made in books provided for the purpose:

        (a)    of all appointments of officers made by the board;

        (b)    of the names of the  directors,  members or others  present at each  meeting of the directors and of any committee of the directors; and

        (c)    of all  resolutions  and  proceedings at all meetings of the Company and of the board and of committees of the board.

                                      POWERS OF ATTORNEY

67.     The  board may from  time to time and at  anytime  by power of  attorney  appoint  any company,  firm or person or body of persons,  whether nominated directly or indirectly by the board,  to be the attorney or  attorneys  of the Company for such  purposes and with such  powers,  authorities  and  discretion  (not  exceeding  those  vested in or exercisable  by the board  under  these  Articles)  and for such period and subject to such  conditions  as they may think fit,  and any such powers of attorney  may contain such  provisions for the protection and  convenience of persons  dealing with any such attorney  as the  board  may think fit and may also  authorize  any such  attorney  to delegate all or any of the powers, authorities and discretion vested in him.

                                   RESTRICTED TRANSACTIONS

68.     Until the occurrence of the  Re-designation  Date, the following actions  ("Restricted
        Transactions")  shall not be taken  without the separate  approval of the  Independent
        Directors:

        (a)    any  amendment  to these  Articles  or the  Memorandum  of  Association  of the
               Company,  the articles of  association  or the Memorandum of Association of any subsidiary of the Company or to the  arrangements  provided for in Section 14.2 of the Heads of  .Agreement  dated  August  18,  1993,  with Sun  International
               Investments  Limited and the Government of the  Commonwealth  of The Bahamas if
               such  amendment  could  reasonably be expected to have an adverse effect on the
               Series A Put or the rights of the holders of Series A Ordinary Shares;

        (b)    any merger or  consolidation  involving  the Company  any sale,  lease or other direct or indirect  disposition  of all or  substantially  all of the assets of the  Company  and its  subsidiaries  in a  transaction  or  series  of  related transactions  that could  reasonably  be expected to have an adverse  effect on the  Series A Put or the  rights of the  holders  of Series A  Ordinary  Shares
               (and,  in the case of any  merger or  consolidation  that  would  result in the holders  of  Series A  Ordinary  Shares no longer  having  an  interest  in the
               Company  (or the  resulting  entity,  successor  or  acquiror),  it  shall be a condition to the  consummation of such  transaction that the Company shall have obtained  at  its  own  expense  an  opinion  rendered  by  an  internationally recognized  investment  banking firm selected by the Independent  Directors and engaged by the  Company,  to the effect  that such  transaction  is fair to the holders of the Series A Ordinary Shares);

        (c)    any material  transaction  with Sun  International  Investments  Limited or any
               affiliate  of  Sun  International   Investments   Limited,   including  without
               limitation  arrangements  (or any  material  amendment  thereto)  with any such affiliate for management of the properties of the Company or its subsidiaries;

        (d)    any  declaration  or payment of  dividends  or other  distributions  on or with respect to the Ordinary  Shares during any fiscal quarter of the Company (i) in cash if in an amount  exceeding,  in the  aggregate  with any  other  dividends since  the  date  these  Articles  were  adopted,  one-half  of  the  Company's cumulative aggregate,  consolidated net income since such date, plus the amount
               of  all  depreciation,   amortization,  and  other  non-cash  charges  deducted
               therefrom  during  such  period  and minus the  amount of all  ordinary  course capital  expenditures  other than  expenditures  in  respect  of  improvements, upgrading or  construction  of or relating to  properties of the Company or its subsidiaries  during such  period or (ii) in  property  other than cash if such property, in the aggregate, has a fair market value in excess of $100,000;

        (e)    any  incurrence  or  assumption  of liability (by way of guaranty or otherwise)
               for  indebtedness  for borrowed money or any issuance of non-voting  Preference
               Shares  if  as  a  result  thereof  the  aggregate   principal  amount  of  all
               interest-bearing  indebtedness  for borrowed money of the Company together with the greater of the redemption price,  liquidation value or nominal value of all
               Preference  Shares then outstanding or proposed to be issued would at such time exceed $150,000,000 plus an amount equal to (i) the cumulated  consolidated net income, net of any consolidated loss, of the Company plus (ii) the net proceeds to the Company or its subsidiaries of any offering of equity  securities of the
               Company or its subsidiaries,  minus (iii) the aggregate amount of all dividends paid on shares  other than  Preference  Shares by the  Company in cash or other property, in each case since the date of the Company's  incorporation  through'
               the date of the incurrence or assumption of such  indebtedness  or the issuance of such Preference Shares;

        (f)    any   filing  or   approval   for   filing  or   undertaking   any   bankruptcy
               reorganization, re-capitalization, liquidation or dissolution of the Company;

(g)     any issuance of Series A Ordinary  Shares other than Series A Ordinary  Shares  issued fully  paid at a cash  price per share of not less than the  greater of (i) the then  prevailing  Purchase  Price (as defined in Article 19) or (ii) the Market
               Price  prevailing on the date of such issuance less customary  amounts,  not to exceed 3% of the then  prevailing  Market  Price,  in respect  of  underwriting discounts or other reductions (and, in addition to the foregoing  restrictions, no Series A Ordinary  Shares shall be issued without the prior written  consent of the  holders  of a  majority  of the  then  outstanding  Series  B  Ordinary
               Shares).  For the purposes of this Article  68(g),  "Market  Price" means,  for any given day, the last  reported per share sale price (or, if no sale price is reported,  the average of the bid and ask prices or, if more than one in either case,  the  average of the  closing  bid and closing ask prices) on such day of the  Series  A  Ordinary  Shares  as  quoted  on the  National  Association  of
               Securities Dealers Automated  Quotation System or, if not so quoted, on the New
               York Stock  Exchange or, in the event  Series A Ordinary  Shares are not listed on the New York Stock  Exchange,  such other  national or  regional  securities exchange upon which the Series A Ordinary Shares are listed,  or, if the Series
               A  Ordinary  Shares  are  not  listed  on a  national  or  regional  securities exchange,  as quoted by the  National  Quotation  Bureau  Incorporated.  In the
               absence  of one or more such  quotations,  the  Company  shall be  entitled  to determine  the Market  Price on the basis of such  quotations  as it may in its reasonable opinion consider appropriate;

        (h)    any  issuance  of  Series  B  Ordinary  Shares  (other  than a  Special  Public
               Offering)  or voting  Preference  Shares  (and,  in addition  to the  foregoing restriction,  no Series B Ordinary Shares or voting  Preference Shares shall be issued  without the prior  written  consent of the holders of a majority of the then outstanding Series B Ordinary Shares);

        (i)    any repurchase by the Company or any of its  subsidiaries  of Series B Ordinary
               Shares; or

        (j)    any  consent  or  approval  of  action  proposed  to be  taken  by  any  of the subsidiaries  of  the  Company  if:  (i)  such  proposed  action  is of a  type substantially  the  same as any of the  actions  described  in  paragraphs  (a)
               through  and  including  (i)  above and (ii) the  articles  of  association  or equivalent charter documents of such subsidiaries  provide that the adoption of such  proposed  action  requires  the  consent or  approval,  authorization  or approval of the shareholders of such subsidiaries.

                                 SPECIAL GOVERNANCE AFTER THE
                                      REDESIGNATION DATE

68.1.   Beginning  from the  Re-designation  Date and ending on May 5, 1999, the Company shall have at least two directors who would  qualify as  independent  under the rules of the
        Nasdaq Stock Market (the "Nasdaq  Directors").  Beginning from the Re-designation Date and  ending  on May 5,  1999,  the  following  actions  may not be taken  without  the approval  of 50%  of  the  Nasdaq  Directors;  provided,  however,  that  the  actions contemplated  by  paragraph  (b)  below may not be taken  without  the  approval  of a majority of the Nasdaq Directors:

        (a)    any merger or  consolidation  involving the Company or any sale, lease or other direct or indirect  disposition  of all or  substantially  all of the assets of the  Company  and its  subsidiaries  in a  transaction  or  series  of  related transactions  that could  reasonably  be expected to have an adverse  effect on the  rights of holders of  Ordinary  Shares  (other  than SIIL  and/or  persons affiliated  with SIIL) and,  in the case of any  merger or  consolidation  that would result in the holders of Ordinary  Shares (other than SIIL and/or persons affiliated  with SIIL) no longer  having an  interest  in the  Company  (or the resulting  entity,  successor  or  acquiror),  it shall be a  condition  to the consummation  of such  transaction  that the Company shall have obtained at its own expense an opinion  rendered by an  internationally  recognized  investment banking firm selected by the Nasdaq  Directors  and engaged by the Company,  to the effect that such  transaction is fair to the holders of the Ordinary Shares
               (other than SIIL and/or persons affiliated with SIIL);

        (b)    any material  transaction  with SIIL or any  affiliate  thereof,  including any issuances of securities and  arrangements (or any material  amendment  thereto)
               with any such affiliate for management of the Company's properties;

        (c)    any  filing  or   approval   for   filing  or   undertaking   any   bankruptcy,
               reorganization, recapitalization, liquidation or dissolution of the Company;

        (d)    any  repurchase  by the  Company  or any of its  subsidiaries  of any  Ordinary
               Shares held by SIIL or any of its affiliates; or

        (e)    any  consent  or  approval  of  action  proposed  to be  taken  by  any  of the subsidiaries  of  the  Company  if:  (i)  such  proposed  action  is of a  type substantially  the  same as any of the  actions  described  in  paragraphs  (a)
               through  and  including  (d)  above and (ii) the  articles  of  association  or equivalent charter documents of such subsidiaries  provide that the adoption of such  proposed  action  requires  the  consent or  approval,  authorization  or approval of the shareholders of such subsidiaries.

                                           THE SEAL

69.     The  seal  of the  Company  shall  not be  affixed  to any  instrument  except  by the authority  of a  resolution  of the  directors,  and in the  presence  of at least two directors  and of the  secretary or such other person as the directors may appoint for the purpose;  and those two directors and secretary or other person as aforesaid shall sign  every  instrument  to  which  the seal of the  Company  is so  affixed  in their presence.

                                    DIVIDENDS AND RESERVE

70.     Subject to Article 68, the board may from time to time  declare and pay to the members of the Company such quarterly  dividends as appear to the directors to be justified by the profits of the Company.

71.     No dividend shall be paid  otherwise than out of profits or surplus  available for the purpose in accordance with the International Business Companies Act.

72.     The directors may, before  recommending any dividend,  set aside out of the profits of the Company  such sums as they think proper as a reserve or reserves  which shall,  at the  discretion of the  directors,  be  applicable  for meeting  contingencies  or for equalizing  dividends or for any other purpose to which the profits of the Company may be properly applied and pending such  application may, at the like discretion,  either be employed in the business of the Company or be invested in such  investments  (other than shares of the Company), as the directors may from time to time think fit.

73.     Where  several  persons are  registered  as joint holders of any share any one of them may give effectual receipts for any dividend payable on the share.

74.     No dividend shall bear interest against the Company.

                                            ACCOUNTS

75.     The directors shall cause true accounts to be kept:

         (a)   of the sums of money  received  and  expended  by the Company and the matter in respect of which such receipt and expenditure takes place; and

         (b)   of the assets and liabilities of the Company.

76.     The books of account shall be kept at the registered  office of the Company or at such other  place or places  as the  directors  think  fit and shall  always be open to the inspection of the directors.

77.     The  directors  shall from time to time  determine  whether  and to what extent and at what times and places and under what  conditions or regulations the accounts and books of the  Company or any of them shall be open to the  inspection  of members  not being directors,  and no member  (not being a director)  shall have any right of  inspecting any  account or book or  document of the  Company  except as  conferred  by statute or authorized by the directors or by the Company in general meeting.

78.     Once at least in every year the  directors  shall lay  before  the  Company in general meeting a profit and loss  account for the period since the  preceding  account or (in the case of the first account) since the  incorporation  of the Company,  made up to a date not more than six months before such meeting.

79.     (1) A  balance-sheet  shall be made out in every year and laid  before the  Company in general meeting, made up to a date not more than six months before such meeting.

        (2) The  balance-sheet  shall be  accompanied by a report of the board as to the state of the  Company's  affairs and the amount  which they  recommend  to be paid by way of dividend and the amount, if any, which they propose to carry to a reserve fund.

80.     A copy of the balance-sheet and report shall,  seven days previous to the meeting,  be sent to the persons  entitled to receive notices of general  meetings in the manner in which notices are to be given hereunder.

                                           NOTICES

81.     (1) A  notice  may be given by the  Company  to any  member  either  personally  or by sending it by post to him to his registered address.

        (2)  Where a notice  is sent by post,  service  of the  notice  shall be  deemed to be effected by properly  addressing,  pre-paying  and posting a letter (by air-mail if to an address  outside  the  country  from which it is sent)  containing  the notice and, unless the  contrary is proved,  to have been  effected  three days after  posting (or seven days if sent to an address outside the country from which it is sent).

82.     A notice  may be given by the  Company  to the joint  holders of a share by giving the notice to the joint holder named first in the register in respect of the share.

83.     A  notice  may be  given  by the  Company  to  the  persons  entitled  to a  share  in consequence  of the death or  bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of  representatives  of the deceased or trustees of the bankrupt,  or by any like description,  at the address, if any,  supplied for the purpose by the persons  claiming to be so  entitled,  or (until such an address  has been so  supplied)  by giving the notice in any manner in which the same might have been given if the death or bankruptcy has not occurred.

84.     Notice of every general meeting shall be given in some manner hereinbefore  authorized to  the  members  of  the  Company,  including  any  person  entitled  to a  share  in consequence  of the  death  or  bankruptcy  of a  member,  who,  but for his  death or bankruptcy,  would be entitled to receive notice of the meeting and to every director.
        No other persons shall be entitled to receive notices of general meetings.

                                            INDEMNITY

85.     The Company shall,  subject to the provisions of Article 89,  indemnify to the fullest extent permitted by the International  Business Companies Act any person who was or is a party or is  threatened to be made a party to any  threatened,  pending or completed action, suit or proceeding,  whether civil, criminal,  administrative or investigative and  whether  external  or internal to the Company by reason of the fact that he is or was a director or officer of the  Company,  or is or was serving at the request of the
        Company as a director or officer of another corporation,  partnership,  joint venture, trust or other enterprise,  against expenses (including  attorneys' fees),  judgments, fines and  amounts  paid in  settlement  actually  and  reasonably  incurred by him in connection  with such suit,  action or  proceeding  if he acted in good faith and in a manner which he  reasonably  believed to be in, or not opposed to, the best  interests of the  company,  and,  with  respect to any  criminal  action or  proceeding,  had no reasonable cause to believe that his conduct was unlawful.

86.     Subject to Article  89,  expenses  incurred  by a director  or officer in  defending a civil or criminal  action,  suit or proceeding shall be paid by the Company in advance of the final  disposition  of such  action,  suit or  proceeding  upon  receipt  of an undertaking  by or on behalf of the  director  or officer  to repay such  amount if it shall  ultimately  be  determined  that  he is not  entitled  under  Article  86 to be indemnified by the Company in respect of such expenses.

87.     The board  shall  from  time to time  cause  the  Company  to  purchase  and  maintain insurance  from reputable  insurance  carriers on behalf of any person who is or was a director  or  officer  of the  Company,  or is or was  serving  at the  request of the
        Company as a director or officer of another corporation,  partnership,  joint venture, trust or other enterprise,  against any liability asserted against him and incurred by him in any such capacity,  or arising out of his status as such with reasonable limits and subject to reasonable and customary deductibles,  for so long as such insurance is available from such carriers.

88.     The Company's  indemnification under Article 86 of any person who is or was a director or officer of the Company,  or is or was  serving,  at the request of the Company as a director  or officer of another  corporation,  partnership,  joint  venture,  trust or other enterprise,  shall be reduced by amounts such person receives as indemnification
        (i) under any  policy of  insurance  purchased  and  maintained  on his  behalf by the
        Company, (ii) from such other corporation,  partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

89.     (a)    It shall be a condition  of the  Company's  obligation  to indemnify or advance expenses,  under Articles 85 and 86 that the person asserting,  or proposing to assert,  the  right to be  indemnified,  promptly  after  receipt  of notice of commencement  of any action,  suit or proceeding in respect of which a claim or indemnification  is or is to be made against the Company  notify the Company of the  commencement  of such action,  suit or proceeding,  including  therewith a copy of all papers  served and the name of counsel  retained  or to be retained by such  person  in  connection  with  such  action,  suit or  proceeding,  and thereafter to keep the Company  timely and fully  apprised of all  developments and  proceedings in connection  with such action,  suit or proceeding or as the
               Company shall request;  and the fees and expenses of any counsel  retained by a person  asserting  or proposing to assert,  the right to be  indemnified  under
               Article 85 shall be at the expense of such person  unless the counsel  retained shall have been approved by the Company in writing,  which  approval  shall not be unreasonably withheld.

        (b)    If a claim for  indemnification  or  advancement  of expenses under Articles 85 and 86 is not paid in full by the Company  within  forty five (45) days after a written claim  therefor has been  received by the Company,  the claimant may at any time  thereafter  bring suit  against  the  Company  to recover  the unpaid amount of the claim and, if successful in whole or in part,  the claimant shall be entitled to be paid also the expenses of prosecuting such claim.

90.     To the fullest  extent  permitted by the  International  Companies Act as it exists on the date  hereof or as it may  hereafter  be  amended,  no  director or officer of the
        Company  shall be liable to the Company or its members for  monetary or other  damages for breach of fiduciary duty as a director or officer.

91.     The  provisions  of Articles 85 to 90 shall  continue as to, and for the benefit of, a person who has ceased to be a director  or officer  and shall  inure to the benefit of the heirs, executors and administrators of such a person.

92.     No  amendment  to or repeal of the  provisions  of Articles 85 to 91 shall apply to or
        have  any  effect  on  the  eligibility   for,  or  entitlement  to,   indemnification
        advancement  of expenses  and the other rights  provided  by, or granted  pursuant to,
        Articles  85 to 91 for or with  respect to any acts or  omissions  of any  director or officer occurring prior to any such amendment or repeal.

                                     NEW JERSEY COMPLIANCE

93A.    The  securities as (defined in the New Jersey Casino Control Act,  N.F.S.A.  5:12-1 et
        seq.)  (hereinafter  referred to (the "Act") of the  Company  shall  always be subject to  redemption  by the  company,  by  action  of the  Board of  Directors,  if, in the judgment  of the Board of  Directors,  such  action  should be taken,  pursuant to the
        International  Business  Companies Act of 2000 of the  Commonwealth  of The Bahamas or
        any other applicable  provision of law, to the extent necessary to prevent the loss or secure the  reinstatement  of any  government-issued  license or franchise held by the
        Company or any Subsidiary

        (as defined in Paragraph E of this  Article) to conduct any portion of the business of the Company or such  Subsidiary,  which license or franchise is conditioned  upon some
        or  all  of  the   holders  of  the   Company's   securities   possessing   prescribed
        qualifications.  In the event a holder  of the  Company's  securities  is found not to possess  such  prescribed  qualifications  by the  Commission  pursuant  to the Act (a
        "Disqualified  Holder"),  such Disqualified Holder shall indemnify the Company for any and all direct or indirect costs,  including  attorney's fees, incurred by the Company as a result of such holder's continuing ownership or failure to divest promptly.

   B.   Except as is otherwise  expressly provided in instruments  containing the terms of the
        Company's securities,  which instruments have been approved by the Commission, so long as the Company shall remain a publicly  traded holding  company as defined in the Act, in  accordance  with  N.J.S.A.  5:12-82(d)(7)  and (9), all  securities of the Company shall be held  subject  to the  condition  that if a holder  thereof  is found to be a
        Disqualified  Holder,  such holder shall dispose of his interest in the Company within
        120 days following the Company's  receipt of notice (the "Notice Day") of the holder's disqualification.  Promptly  following its receipt of notice from the Commission  that a holder of securities of the Company has been found  disqualified,  the Company shall either deliver such written notice personally to the Disqualified  Holder,  mail it to such Disqualified  Holder at the address shown on the Company's books and records,  or use any other  reasonable  means to provide notice.  Failure of the Company to provide notice to a  Disqualified  Holder after making  reasonable  efforts to do so shall not preclude the Company from exercising its rights.

        If any Disqualified  Holder fails to dispose of his securities  within 120 days of the
        Notice Date,  the Company may redeem such  securities  at the lesser of (i) the lowest closing  sale price of such  securities  between the Notice Date and the date 120 days after the Notice Date, or (ii) such holder's original purchase price.

   C.   If the Company shall become a  privately-held  holding  company as defined in the Act, in accordance  with N.J.S.A.  5:12-82(d)(7),  (8) and (10), the Commission  shall have the right of prior approval with regard to transfer of securities,  shares,  and other interests in the Company and the Company  shall have the  absolute  right to redeem at the market price or purchase price,  whichever is the lesser,  any security,  share or other interest in the Company in accordance with the Act.

   D.   So long as the  Company  shall  remain a holding  company as  defined  in the Act,  in accordance with N.J.S.A.  5:12-105 (e),  commencing on the date the Commission  serves notice on the Company that a security holder has been found disqualified,  it shall be unlawful for the Disqualified  Holder to (i) receive any dividend or interest upon any such  securities  of the  Company  held by such  holder;  (ii)  exercise,  directly or through any trustee or  nominee,  any right  conferred  by such  securities;  or (iii)
        receive any  remuneration  in any form, for services  rendered or otherwise,  from any
        Subsidiary of the Company that holds a casino license.

   E.   For purposes of this Article,  the term "Subsidiary"  shall have the meaning set forth in N.J.S.A. 5:12-47."

                                           ADOPTED

                                    26th DAY OF JUNE, 2001